Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-105986, No. 333-179933, No. 333-204120, No. 333-266025, and No. 333-278936 on Form S-8 relating to the financial statements of Mativ Holdings, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 27, 2025